Global Custody Network The Bank of New York's network of subcustodians extends to 101 markets worldwide, the largest number of markets offered by any custodian. We continually review our network to ensure that it reflects the changing global investment decisions of our clients. The Bank's dedicated, regional network management team monitors local economic, political, regulatory, and industry-related events, and keeps clients apprised of changes in the investment climate of each market. Banks are selected for the network based on a variety of criteria, such as compliance with worldwide regulatory requirements, competitive pricing, general market reputation, SWIFT message capabilities, securities lending support, credit ratings, overall banking relationship with The Bank of New York and ability to consistently meet our clients' needs. Each bank must meet a set of stringent performance standards prior to selection, which are reexamined during quarterly reviews and frequent on-site visits, ensuring that our clients are uniformly provided with the best subcustodian in each market. In its last three annual reviews of subcustodian networks, GSCS BenchmarksTM has ranked our network among the top two in both the Overall Network and Major Markets categories. Our list of subcustodians is as follows:
Country/ Market Subcustodian(s) Country/ Market Subcustodian(s) Argentina Banco Rio de la Plata Indonesia HSBC Australia National Australia Bank Ltd. Ireland Allied Irish Banks, plc Austria Bank Austria AG Israel Bank Leumi LE - Israel B.M. Bahrain HSBC Bank Middle East Italy IntesaBCI S.p.A / BNP Paribas Securities Services Bangladesh Standard Chartered Bank Ivory Coast Soci,t, G,n,rale - Abidjan Belgium Banque Bruxelles Lambert Jamaica CIBC Trust & Merchant Bank Jamaica Ltd. Benin Soci,t, G,n,rale de Banques en C"te d'Ivoire Japan The Bank of Tokyo-Mitsubishi Limited/ The Fuji Bank, Limited Bermuda Bank of Bermuda Limited Jordan HSBC Bank Middle East Bolivia Citibank, N.A. Kazakhstan ABN/AMRO Botswana Barclays Bank of Botswana Ltd. Kenya Barclays Bank of Kenya Ltd. Brazil BankBoston, N.A. Latvia Hansabanka Limited Bulgaria ING Bank Lebanon HSBC Bank Middle East Burkina Faso Soci,t, G,n,rale de Banques en C"te d'Ivoire Lithuania Vilniaus Bankas Canada Royal Bank of Canada Luxembourg Banque et Caisse d'Epargne de l'Etat Chile BankBoston, N.A. Malaysia HongKong Bank Malaysia Berhad China Standard Chartered Bank Mali Soci,t, G,n,rale de Banques en C"te d'Ivoire Colombia Cititrust Colombia S.A. Malta HSBC Bank Malta p.l.c. Costa Rica Banco BCT Mauritius HSBC Croatia Privredna Banka Zagreb d.d. Mexico Banco Nacional de Mexico Cyprus Bank of Cyprus Morocco Banque Commerciale du Maroc Czech Republic Ceskoslovenska Obchodni Banka A.S. Namibia Stanbic Bank Namibia Limited Denmark Danske Bank NASDAQ Europe Banque Bruxelles Lambert Ecuador Citibank, N.A. Netherlands Fortis Bank (Nederland) N.V. Egypt Citibank, N.A. New Zealand National Australia Bank Ltd. (National Nominees Ltd.) Estonia Hansabank Limited Niger Soci,t, G,n,rale de Banques en C"te d'Ivoire Euromarket Clearstream Nigeria Stanbic Merchant Bank Nigeria Limited Euromarket Euroclear Norway Den norske Bank ASA Finland Merita Bank plc Oman HSBC Bank Middle East France BNP Paribas Securities Services / Credit Agricole Indosuez Pakistan Standard Chartered Bank Germany Dresdner Bank AG Palestinian Autonomous Area HSBC Bank Middle East Ghana Barclays Bank of Ghana Ltd. Panama BankBoston, N.A. Greece BNP Paribas Securities Services Peru Citibank, N.A. Guinea Bissau Soci,t, G,n,rale de Banques en C te d'Ivoire Philippines HSBC Hong Kong HSBC Poland Bank Handlowy W Warszawie S.A. Hungary Citibank Budapest Rt. Portugal Banco Comercial Portugu^s Iceland Landsbanki Islands Qatar HSBC Bank Middle East Country/ Market Subcustodian(s) Country/ Market Subcustodian(s) India HSBC / Deutsche Bank AG Romania ING Bank Russia Vneshtorgbank (Min Fin Bonds only)/ Credit Suisse First Boston AO Togo Soci,t, G,n,rale de Banques en C"te d'Ivoire Senegal Soci,t, G,n,rale de Banques en C"te d'Ivoire Trinidad & Tobago Republic Bank Limited Singapore United Overseas Bank Ltd/ The Development Bank of Singapore Ltd. Tunisia Banque Internationale Arabe de Tunisie Slovak Republic Ceskoslovenska Obchodni Banka, a.s. Turkey Osmanli Bankasi A.S. (Ottoman Bank) Slovenia Bank Austria Creditanstalt d.d. Ljubljana U.A.E. HSBC Bank Middle East, Dubai South Africa Soci,t, G,n,rale, Johannesburg / The Standard Bank of South Africa Limited Ukraine ING Bank South Korea Standard Chartered Bank United Kingdom The Bank of New York / The Depository & Clearing Centre (DCC) Spain Banco Bilbao Vizcaya Argentaria S.A. (BBVA) / Banco Santander Central Hispano (BSCH) United States The Bank of New York Sri Lanka Standard Chartered Bank Uruguay BankBoston, N.A. Swaziland Standard Bank Swaziland Ltd. Venezuela Citibank, N.A. Sweden Skandinaviska Enskilda Banken Vietnam HSBC Switzerland Credit Suisse First Boston Zambia Barclays Bank of Zambia Ltd. Taiwan HSBC Zimbabwe Barclays Bank of Zimbabwe Ltd. Thailand Standard Chartered Bank/ Bangkok Bank Public Company Ltd. Finalizing Markets Evaluating: Armenia Guatemala Nicaragua Barbados Honduras Saudi Arabia El Salvador Kuwait Uganda Georgia Macedonia Monitoring Albania Bhutan Lesotho Mozambique Tajikistan (Emerging): Algeria Cambodia Madagascar Myanmar Tanzania Angola Dominican Republic Malawi Nepal Turkmenistan Azerbaijan Iran Moldova Paraguay Uzbekistan Belarus Kyrgyzstan Mongolia Syria Yugoslavia For more information about the Bank's network of subcustodians, please contact any of our regional departments: New York New York Singapore Brussels Timothy Faselt Andrea Christenson Francis Braeckevelt Floriane van Schevensteen Group Manager Regional Manager Regional Manager Regional Manager Global Network Mgmt. Americas Asia/Pacific Europe, Middle East & Africa (212) 635-6486 (212) 635-6458 (65) 432-0231 (32-2) 545-8264 New York June 2001 Global
Network Management Global Custody Network GSCS BenchmarksTM is a registered trademark of GSCS Benchmarks Ltd., a consulting firm based in London. GlobalNetwork.doc 07/18/01 9:18 AM New York June 2001 Global Network Management
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